                                                                      EXHIBIT 99










                    AGREEMENT TO PURCHASE INDUSTRIAL BUILDING

                                     BETWEEN

             ENESCO GROUP, INC., AN ILLINOIS CORPORATION, AS SELLER

                                       AND

     CENTERPOINT PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                  AS PURCHASER


                                DECEMBER 10, 2004

                    AGREEMENT TO PURCHASE INDUSTRIAL BUILDING

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I.........................................................................................................1

   1.01      Definitions..........................................................................................1

ARTICLE II........................................................................................................3

   2.01      Purchase and Sale....................................................................................3

ARTICLE III.......................................................................................................4

   3.01      Purchase Price.......................................................................................4

ARTICLE IV........................................................................................................4

   4.01      Survey...............................................................................................4

ARTICLE V.........................................................................................................4

   5.01      Title................................................................................................4

   5.02      Objections...........................................................................................4

   5.03      Seller's Response....................................................................................5

   5.04      Permitted Exceptions.................................................................................5

   5.05      Title Policy.........................................................................................5

ARTICLE VI........................................................................................................6

   6.01      Possession...........................................................................................6

   6.02      Prorations...........................................................................................6

   6.03      Closing Costs........................................................................................6

ARTICLE VII.......................................................................................................7

   7.01      Escrow...............................................................................................7

ARTICLE VIII BROKERAGE............................................................................................7

   8.01      Brokerage............................................................................................7

ARTICLE IX........................................................................................................7

   9.01      Minor Loss...........................................................................................7

   9.02      Major Loss...........................................................................................8

ARTICLE X.........................................................................................................8

   10.01     Affirmative Covenants of Seller......................................................................8

ARTICLE XI.......................................................................................................10

   11.01     Representations and Warranties of Seller............................................................10

   11.02     No Liability for Exception Matters..................................................................12

   11.03     Survival of Seller's Representations and Warranties.................................................13

   11.04     AS-IS...............................................................................................13

ARTICLE XII......................................................................................................14

   12.01     Representations and Warranties of Purchaser.........................................................14

ARTICLE XIII.....................................................................................................14

   13.01     Termination Right...................................................................................14

   13.02     Truth of Seller's Representations and Warranties and Performance of Seller's Obligations............14

   13.03     Performance of Purchaser's Obligations..............................................................15

ARTICLE XIV......................................................................................................15

   14.01     Time and Place......................................................................................15

   14.02     Seller's Deliveries.................................................................................15

   14.03     Purchaser's Deliveries..............................................................................16

   14.04     Concurrent Deliveries...............................................................................16

   14.05     New York Style Closing..............................................................................16

   14.06     Concurrent Transactions.............................................................................16

ARTICLE XV NOTICES...............................................................................................16

   15.01     Notices.............................................................................................16

ARTICLE XVI......................................................................................................17

   16.01     Entire Agreement, Amendments and Waivers............................................................17

   16.02     Further Assurances..................................................................................18

   16.03     No Third Party Benefits.............................................................................18


   16.04     Interpretation......................................................................................18

   16.05     Tax Appeal Proceedings..............................................................................19

   16.06     Attorneys' Fees.....................................................................................19

   16.07     Assignment..........................................................................................19

   16.08     Tax Deferred Exchange...............................................................................19


                    AGREEMENT TO PURCHASE INDUSTRIAL BUILDING

         THIS AGREEMENT is made this 10th day of December, 2004 (the "Effective Date"), by and between ENESCO GROUP, INC., an Illinois corporation ("Seller"), and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Purchaser").

                                    RECITALS:

         A. Seller is the fee owner of the Real Property (as hereinafter defined), commonly referred to as 2200 South Busse Road, Elk Grove Village, Illinois and the owner of the Personal Property and Licenses (as such terms are hereinafter defined and, together with the Real Property, collectively referred to herein as the "Property").

         B. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

         1.01 DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

         AGREEMENT: This Agreement to Purchase Industrial Building, including the Exhibits attached hereto which are incorporated herein and made a part hereof.

         BUSINESS DAY: Any day other than a Saturday or Sunday or a day on which national banking associations are authorized or required to close.

         CLOSING DATE: December 10, 2004, or such other date mutually agreed to by Seller and Purchaser.

         CLOSING: The closing of the transaction contemplated hereby as described in Section 14.01.

         DEED: That certain recordable Special Warranty Deed to be delivered by Seller to Purchaser at the Closing conveying the Real Property to Purchaser subject to the Permitted Exceptions.

         DEPOSIT: The sum of Two Million and No/100 Dollars ($2,000,000.00), which shall be deposited by Purchaser with Escrowee, as escrowee, within two (2) Business Days following the date of Seller's acceptance hereof, to be held as earnest money subject to the terms of this Agreement.

         DUE DILIGENCE EXPIRATION DATE: November 18, 2004.

         EFFECTIVE DATE: The date the last of Seller and Purchaser executes and delivers this Agreement as indicated by the date set forth below their respective signatures.

         ENVIRONMENTAL LAWS: All federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

         ESCROWEE: Chicago Title & Trust Company, 171 North Clark Street, Chicago, Illinois 60606 Attention: Nancy Castro.

         HAZARDOUS MATERIALS: Any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Illinois law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.ss.1251 et seq. (33 U.S.C.ss.1317), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq. (42 U.S.C.ss.6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.9601 et seq.

         LEASE: The lease of the Property between Purchaser, as landlord, and Seller, as tenant, in the form attached hereto as Exhibit E.

         LEGAL REQUIREMENTS: All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Property, and the operation thereof.

         LICENSES: All licenses, franchises, certifications, authorizations, approvals and permits issued or approved by any governmental authority and relating to the operation, ownership and maintenance of the Property or any part thereof, including elevator permits, machinery permits, ingress and egress permits and the like, as identified and described in Exhibit C.

         PERSONAL PROPERTY: All machinery, fixtures and other tangible personal property situated in or upon or used in connection with the operation or maintenance of the Real Property or any part thereof as identified and described on Exhibit B attached hereto and made a part hereof and all replacements, additions or accessories thereto between the date hereof and the Closing Date.

         PROPERTY: Collectively, the Real Property, the Personal Property and the Licenses.

         REAL PROPERTY: Approximately 22.8 acres of land having the address of 2200 South Busse Road, Elk Grove Village, Illinois, and legally described on Exhibit A, together with the building located thereon consisting of a warehouse/distribution/office industrial building containing approximately 488,500 square feet (including all replacements or additions thereto between the date hereof and the Closing Date); all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date); all privileges, rights, easements, hereditaments, and appurtenances thereto belonging; and all right, title and interest of Seller in and to all streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

         SURVEY: A survey of the Real Property, dated on or after the date hereof, prepared by a surveyor licensed by the State of Illinois and certified to Purchaser, the Title Insurer and such other parties as Purchaser shall designate to be prepared in accordance with the current standards for Land Title Surveys of the American Land Title Association and the American Congress on Surveying and Mapping survey, and including Table A Items 1, 2, 3, 4, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 15 and 16.

         TITLE COMMITMENT: A commitment for a current ALTA Form Owner's Title Insurance Policy with extended coverage, a 3.1 zoning endorsement and a Creditor's Rights endorsement, issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Real Property on or after the date hereof, showing Seller as owner of the Real Property in fee simple.

         TITLE INSURER:  Chicago Title Insurance Company.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.01 PURCHASE AND SALE. Subject to the conditions and on the terms contained in this Agreement:

                  (a) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Real Property by the Deed.

                  (b) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, convey and transfer to Purchaser, all of Seller's right, title and interest in the Licenses.

                  (c) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, convey and transfer to Purchaser, the Personal Property by good and sufficient bill of sale containing full warranties of title free and clear of liens, claims, encumbrances and restrictions of every kind and description except the Permitted Exceptions to the extent applicable thereto.

                                  ARTICLE III
                                 PURCHASE PRICE

         3.01 PURCHASE PRICE. The Purchase Price shall be Nineteen Million Eight Hundred Seven Thousand Five Hundred Twenty and No/100 Dollars ($19,807,520.00), payable as hereinafter provided. Purchaser agrees to pay to Seller and Seller agrees to accept payment of the Purchase Price as follows:

                  (a) The Deposit (and any interest thereon) shall be applied against the Purchase Price at closing.

                  (b) Purchaser shall pay to Seller the remainder of the Purchase Price at Closing, plus or minus prorations, in cash or by certified, cashier's or escrowee check or bank wire transfer of collected federal funds.

                                   ARTICLE IV
                                     SURVEY

         4.01 SURVEY. Seller has delivered the Survey to Purchaser.

                                   ARTICLE V
                                     TITLE

         5.01 TITLE. Seller has delivered to Purchaser the Title Commitment, together with copies of all underlying documents relating to title exceptions referred to therein (the "Title Documents"). Within five (5) Business Days after Purchaser's receipt of the last of the Title Commitment, the Title Documents and the Survey (the "Title Review Date"), Purchaser shall furnish Seller with a written statement of objections, if any, to the title to the Property, including, without limitation, any objections to any matter shown on the Title Commitment, the Title Documents or the Survey and a list of any title endorsements required by Purchaser which the Title Company has not agreed to issue, if any (collectively, "Objections"). Should Purchaser fail to notify Seller in writing of any Objections to the Title Commitment or Survey on or before the Title Review Date, Purchaser shall be deemed to have approved such matters, which shall be considered to be "Permitted Exceptions" as defined in
Section 5.04 below.

         5.02 OBJECTIONS. If Seller receives a timely statement identifying Objections in accordance with Section 5.01 ("Purchaser's Notice"), Seller shall have the right, but not the obligation, within five (5) Business Days after receipt of Purchaser's Notice ("Seller's Response Period") to elect to attempt to cure any such matter. Seller shall deliver written notice to Purchaser stating whether or not it elects to attempt to cure any Objections ("Seller's Response") within the Seller's Response Period, and in the Seller's Response may extend the Closing Date for up to fifteen (15) Business Days to allow such cure. Notwithstanding the foregoing, Seller shall in any event be obligated to cure all matters or items (i) that are mortgage or deed of trust liens or security interests against the Property, in each case granted by Seller (and not other parties), (ii) real estate tax liens, other than liens for taxes and assessments not yet delinquent, (iii) other liens or judgments of a definite or ascertainable amount, and (iv) liens that have been voluntarily placed against the Property by Seller and/or its agents (and not other parties) after the date hereof and that are not otherwise permitted pursuant to the provisions hereof. Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens, and may cure any Objections by causing the Title Insurer to insure against collection of the same out of the Property.

         5.03 SELLER'S RESPONSE. If Seller elects not to attempt to cure any Objections raised in any Purchaser's Notice timely delivered by Purchaser to Seller pursuant to Section 5.01, or if Seller notifies Purchaser that it elects to attempt to cure any such Objection but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Purchaser, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller within three (3) Business Days after (as applicable) (i) its receipt of Seller's Response stating that Seller will not attempt to cure any such Objection or (ii) Seller's failure to cure by the Closing Date (as it may be extended hereunder) any Objection which Seller has previously elected to attempt to cure pursuant to a Seller's Response. In the event of such a termination, the Deposit, and any earnings thereon, shall be returned to Purchaser, and neither party shall have any further rights or obligations hereunder except as otherwise provided herein. If no such termination notice is timely received by Seller hereunder, Purchaser shall be deemed to have waived all such Objections in which event those Objections shall become Permitted Exceptions.

         5.04 PERMITTED EXCEPTIONS. At the Closing, Seller shall convey title to the Property to Purchaser by the Deed subject to no exceptions other than:

                  (i) Matters created by, or with the written consent of, Purchaser;

                  (ii) Non-delinquent liens for real estate taxes and assessments; and

                  (iii) Any exceptions disclosed by the Title Commitment which is approved or deemed approved by Buyer in accordance with this Article V.

         All of the foregoing exceptions shall be referred to collectively as the "Permitted Exceptions". Subject to the terms and conditions contained elsewhere in this Agreement, and unless otherwise agreed at Closing by acceptance of the Deed and the Closing of the purchase and sale of the Property,
(x) Purchaser agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Permitted Exceptions from and after the Closing, and Seller agrees it shall remain liable for any obligations with respect to the Permitted Exceptions for the period of time prior to Closing, and
(y) Purchaser agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

         5.05 TITLE POLICY. Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Insurer to issue, at Closing, its Owner's ALTA Policy of Title Insurance, with extended coverage, and a 3.1 zoning endorsement, in the amount of the Purchase Price showing title to the Real Property vested in Purchaser, subject only to the Permitted Exceptions (the "Title Policy"). The Title Policy may contain such other endorsements as reasonably required by Purchaser provided that the issuance of such endorsements shall not be a condition to Purchaser's obligations hereunder. Purchaser shall pay the costs for all such other endorsements. Seller shall have no obligation to provide any indemnity or agreement to the Title Insurer or Purchaser to support the issuance of the Title Policy or any such endorsements other than a standard ALTA Owner's Statement in the form in general use by the Title Insurer, and a Creditor's Rights endorsement if desired by Purchaser.

                                   ARTICLE VI
                    POSSESSION, PRORATIONS AND CLOSING COSTS

         6.01 POSSESSION. Sole and exclusive possession of the Property shall be delivered to Purchaser on the Closing Date, subject to the occupancy of Seller pursuant to the Lease and the rights of others under the Permitted Exceptions.

         6.02 PRORATIONS. General and special real estate and other ad valorem taxes and assessments and other state or city taxes, fees, charges and assessments affecting the Property; utility charges and deposits; fuels; and all other items of accrued or prepaid income and expenses customarily prorated on the transfer of industrial properties in the Elk Grove Village, Illinois area shall be prorated on an accrual basis as of the Closing Date but only to the extent such items are not the responsibility of Seller as tenant under the terms of the Lease. The foregoing notwithstanding, there shall be a proration for general real estate taxes. Those items that are the responsibility of Seller as tenant under the Lease and are not prorated and have accrued prior to the Closing Date shall remain the responsibility of Seller following Closing. All prorations shall be on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense, and the net credit to Purchaser or Seller shall be paid as an adjustment to that portion of the Purchase Price payable on the Closing Date. Items prorated on an estimated basis on the Closing Date shall be reprorated by the parties when and as the actual amount of such item of income or expense becomes known. Any adjustment due to reproration shall be effected not later than ten (10) days following final determination of the amount of such item and demand by the party to whom credit is due. Purchaser shall assume and timely discharge all obligations with respect to accrued expenses and prepaid income for which it receives proration credit. The provisions of this Section 6.02 shall survive Closing.

         6.03 CLOSING COSTS. Purchaser shall be responsible for its own due diligence costs and Property inspection fees, including, but not limited to, any additional environmental, asbestos, and physical reports Purchaser deems necessary. Each party shall be solely responsible for the fees of their respective counsel. Seller shall be responsible for the payment of all municipal, county and state transfer taxes, and recording charges. Seller shall also be responsible for the costs of the Survey and the Title Policy; provided, however, Purchaser shall be responsible for the costs of any endorsements (other than the 3.1 zoning endorsement and the Creditor's Right's endorsement, which shall be the responsibility of the Seller) to the Title Policy.

                                  ARTICLE VII
                                     ESCROW

         7.01 ESCROW. Seller and Purchaser shall establish an escrow with the Escrowee for the deposit of the Deposit, in the form attached hereto as Exhibit
F. Upon opening of said escrow, Escrowee shall cause the Deposit to be deposited in said escrow. Purchaser may direct the Escrowee to invest the Deposit in accounts or securities permitted by Escrowee at the highest available rate of earnings, which earnings shall be applied to the Purchase Price at Closing, or if closing does not occur, paid to Purchaser.

                                  ARTICLE VIII
                                    BROKERAGE

         8.01 BROKERAGE. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder in respect to the transaction contemplated hereby except for Colliers, Bennett & Kahnweiler ("Broker"), whose commission shall be paid by Seller at Closing; and Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby except for Broker, and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than Broker claiming to have been engaged by Purchaser.

                                   ARTICLE IX
                       DESTRUCTION, DAMAGE OR CONDEMNATION

         9.01 MINOR LOSS. Purchaser shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed One Million Dollars ($1,000,000.00) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Purchaser or in the case of a condemnation, the diminution in the value of the remaining Property as a result of a partial condemnation is not material, (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards and the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed), and (c) Seller, as Tenant under the Lease, shall be responsible for and required to pay the full amount of the rent required to be paid under the Lease from and after the date of Closing. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent.

         9.02 MAJOR LOSS. If the cost to repair the damage or destruction as specified above exceeds One Million Dollars ($1,000,000.00) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Purchaser or the diminution in the value of the remaining Property as a result of a condemnation is material, then either Purchaser or Seller may, at its option to be exercised within five (5) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, elect to terminate this Agreement. If either party elects to terminate this Agreement by delivering written notice thereof to the other party, then this Agreement shall terminate, the Deposit, and all earnings thereon, shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except as otherwise provided herein. If neither party elects to terminate this Agreement, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent. Seller, as tenant under the Lease, shall be responsible for and required to pay the full amount of the rent required to be paid under the Lease from and after the date of Closing.

                                   ARTICLE X
                         AFFIRMATIVE COVENANTS OF SELLER

         10.01    AFFIRMATIVE COVENANTS OF SELLER.

                  (a) Seller, at Seller's sole cost and expense, shall maintain or cause to be maintained the Property free from waste and neglect and in as good order and repair as of the date hereof and through the Closing Date or termination of this Agreement. Subject to the provisions of Article IX hereinabove, on the Closing Date, Seller shall tender possession of the Property to Purchaser in the same condition the Property was in when last inspected by Purchaser, except for ordinary wear and tear, casualty loss and condemnation (provided Purchaser shall not have elected to terminate this Agreement pursuant to Section 9.02 as a result of such casualty loss or condemnation).

                  (b) From the Effective Date to the Closing Date, Seller shall maintain or cause to be maintained in full force and effect property, liability and other insurance upon and with respect to the Property comparable to the coverages Seller currently maintains with respect to the Property.

                  (c) From the Effective Date to the Closing Date or earlier termination of this Agreement, Seller shall operate and maintain the Property in the same manner as it has been operated and maintained heretofore, provided that during said period, without the prior written consent of Purchaser, Seller shall not do, suffer or permit, or agree to do, any of the following:

                           (i) Enter into any other transaction with respect to
or affecting the Property;

                           (ii) Sell, encumber or grant any interest in the
Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in or to the Property or which will prevent Seller's full performance of its obligations hereunder;

                           (iii) Enter into, amend, waive any rights under,
terminate or extend any Contract; or

                           (iv) Remove from the Property any of the fixtures
thereon or any of the Personal Property, other than in the ordinary course of business and provided such fixtures or Personal Property are replaced with fixtures or Personal Property of similar value and utility.

                   (d) From the Effective Date to the Closing Date, Seller shall permit representatives, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser access to and entry upon the Property and the improvements thereon to examine, inspect, measure and test the Property. In connection with any entry by Purchaser, or its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers onto the Property, Purchaser shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith
(i) during normal business hours, (ii) so as to minimize, to the greatest extent possible, interference with Seller's business, (iii) in compliance with all applicable laws, and (iv) otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, including but not limited to any borings, drillings or samplings, Purchaser shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope and methodology of the testing. Seller shall approve or disapprove, in Seller's reasonable discretion, the proposed testing within three (3) Business Days after receipt of such notice. If Seller fails to respond within such three (3) Business Day period, Seller shall be deemed to have approved the proposed testing. If Purchaser or its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers take any sample from the Property in connection with any such approved testing, Purchaser shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. Upon the request of Seller, Purchaser shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Purchaser or its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers. Notwithstanding anything to the contrary contained herein, Purchaser shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto which consent may be withheld or conditioned in Seller's reasonable discretion; provided, however, that Purchaser may contact any governmental authority it chooses to obtain information generally available to the public. Seller, at Seller's election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority and be present at any meeting by Purchaser with a governmental authority. Purchaser shall maintain, and shall assure that its contractors maintain, public liability, property damage and worker's compensation insurance in amounts and in form and substance adequate to insure against all liability of Purchaser and its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys' fees and disbursements) arising out of or relating to any entry on the Property by Purchaser, its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any release of Hazardous Materials or any damage to the Property; provided, that, Purchaser shall not be liable to Seller solely as a result of the discovery by Purchaser of a pre-existing condition on the Property unless the loss is caused by the negligence or willful act of Purchaser, its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement. Purchaser's right of entry, as provided in this Section 10.01(d), shall continue up through the Closing Date unless this Agreement is earlier terminated.

                  (e) Seller has delivered to Purchaser prior to the Effective Date true, correct and complete copies of the following (collectively with Title Commitment and Survey, the "Due Diligence Documents"):

                           (i)  All Licenses;

                           (ii) All physical reports and environmental studies
pertaining to the Property in Seller's possession or control;

                           (iii) As-built plans and specifications for the
improvements on the Property including the plans and specifications for and a complete description of all existing renovations to the Property; and

                           (iv) Any information in Seller's possession pertinent
to Purchaser's due diligence examination and inspection.

                                   ARTICLE XI
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         11.01 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Purchaser on and as of the date hereof and on and as of the Closing Date as follows

                  (a) All representations and warranties of Seller appearing in other Sections of this Agreement are true and correct.

                  (b) Seller is a corporation duly organized and in good standing under the laws of the State of Illinois, and is duly qualified to do business in and in good standing under the laws of the State of Illinois.

                  (c) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms, subject to equitable principles and principles governing creditor's rights generally.

                  (d) Exhibit C is an accurate description of each of the Licenses, as amended and in effect. To the best of Seller's knowledge, each of the Licenses is in full force and effect and in good standing, and neither Seller nor any agent or employee of Seller has received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. The Licenses identified on Exhibit C comprise all licenses, franchises, certifications, authorizations, approvals and permits required by any governmental or quasi-governmental authority for the use and operation of the Property (and not Seller's business thereon) as the same was used and operated by Seller, and the Property was operated and occupied by Seller in material compliance with each of the Licenses. Purchaser shall be entitled to the use and benefit of all Licenses upon consummation of the transaction contemplated hereby without any further action by the parties.

                  (e) To the best of Seller's knowledge, Seller owns fee simple title to the Real Property.

                  (f) To the best of Seller's knowledge, there are no claims, causes of action or other litigation or proceedings pending or threatened with respect to the ownership or operation of the Property or any part thereof, including without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Property of by reason of the condition, use of, or operation on, the Property, except possible claims for workers' compensation, personal injury or property damage which are insured.

                  (g) To the best of Seller's knowledge, Seller has not received any notice of any violations of any Legal Requirements in respect to the Property, which have not been entirely corrected.

                  (h) Seller is not or will not at the Closing be in default in respect of any of its obligations or liabilities under the Permitted Exceptions.

                  (i) Intentionally Omitted.

                  (j) Seller has not received any notice from any insurance carrier of, nor is aware of, defects or inadequacies in the Property which if not corrected would result in termination of insurance coverage.

                  (k) Seller represents and warrants that to the best of its knowledge, except as disclosed in any Due Diligence Documents or in the following environmental reports prepared by Carlson Environmental: (a) Phase I Environmental Assessment dated November 30, 2004; (b) Limited Subsurface Soil Investigation dated November 29, 2004; (c) Limited Mold Investigation dated November 30, 2004; and (d) Environmental Business Risk Inspection report dated November 30, 2004: (i) no notice, demand, claim or other communication has been given to or served on Seller, and Seller has no actual knowledge of any such notice given to previous owners or tenants of the Property, from any entity, governmental body or individual claiming any violation of any Environmental Law or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources (any of the foregoing, whether now existing or hereafter brought, is herein called a "Claim"); (ii) no above ground or underground storage tanks are currently located on the Property; (iii) the Property has never been used for or in connection with, and the Seller shall not permit or acquiesce in the use for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material in excess of levels permitted by applicable Environmental Laws or the disposal of any such material; (iv) no Hazardous Material has been discharged, dispersed, released, disposed of, or allowed to escape on, under or in the Property; (v) no asbestos or asbestos containing materials have been installed, used, incorporated into or disposed of on the Property; and (vi) no polychlorinated biphenyls ("PCBs") are or ever have been located on, in, or used in connection with the Property.

         11.02 NO LIABILITY FOR EXCEPTION MATTERS. As used herein, the term "Exception Matter" shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is disclosed to Purchaser in the Due Diligence Documents, or is otherwise discovered by Purchaser before the Closing. If Purchaser first obtains knowledge of any material Exception Matter after the Due Diligence Expiration

Date and prior to Closing, and such Exception Matter was not contained in the Due Diligence Documents or is not a matter of public record, Purchaser's sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller within the earlier of (a) five (5) business days following Purchaser's discovery of such Exception Matter or (b) the Closing, which ever occurs first, in which event the Deposit, and any interest earned thereon, shall be returned to Purchaser, unless within five (5) business days after receipt of such notice or by the Closing, as the case may be, Seller notifies Purchaser in writing that it elects to attempt to cure or remedy such Exception Matter, in which event there shall be no return of the Deposit unless and until Seller is unable to so cure or remedy within the time period set forth below. Seller shall be entitled to extend the Closing Date for up to fifteen (15) Business Days in order to attempt to cure or remedy any Exception Matter. Purchaser's failure to give notice within five (5) business days after it has obtained knowledge of a material Exception Matter shall be deemed a waiver by Purchaser of such Exception Matter. If Purchaser obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement.

         11.03 SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in Section 11.01 shall survive the Closing for a period of one (1) year. With respect to any suit, claim or cause of action that Purchaser has or may have as a result of any alleged untruth, inaccuracy or breach of such representations or warranties under Section 11.01, Purchaser must give Seller written notice of any such claims in each instance prior to the expiration of said one (1) year period. In the event Purchaser fails to provide such notice within such one (1) year period, Seller shall have no liability whatsoever to Purchaser with respect to the representations and warranties set forth in Section 11.01. Purchaser will not have any right to bring any suit, claim or cause of action against Seller as a result of any alleged untruth, inaccuracy or breach of such representations and warranties under Section 11.01 unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies and breaches exceeds $250,000.00 and then only to the extent of such excess. Purchaser agrees to first seek recovery under any insurance policies prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser for such untruths, inaccuracies and/or breaches under Section 11.01 if Purchaser's claim is satisfied from such insurance policies. In addition, notwithstanding anything to the contrary contained in this Agreement or any of the Closing documents, including, without limitation, the provisions of Section 13.02 of this Agreement, in no event shall Seller's liability for all such untruths, inaccuracies and/or breaches under Section 11.01 (including Seller's liability for attorneys' fees and costs in connection with such untruths, inaccuracies and/or breaches) exceed, in the aggregate $10,000,00.00.

         11.04 AS-IS. EXCEPT AS EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT
LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the value, economics of the operation or income potential of the Property, or

(xi) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property.

                                   ARTICLE XII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         12.01 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to execute, deliver and perform this Agreement, Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

                  (a) All representations and warranties of Purchaser appearing in other Sections of this Agreement are true and correct.

                  (b) Purchaser is a real estate investment trust duly organized and in good standing under the laws of the State of Maryland, and is duly qualified to do business in and in good standing under the laws of the State of Illinois.

                  (c) Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser's behalf and to bind Purchaser thereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms, subject to equitable principles and principles governing creditor's rights generally.

                                  ARTICLE XIII
                      CONDITIONS PRECEDENT AND TERMINATION

         13.01 TERMINATION RIGHT. At any time on or before the Due Diligence Expiration Date, Purchaser may, for any reason whatsoever or for no reason, elect to terminate this Agreement by notice to Seller, in which event this Agreement shall terminate and the Deposit, and any earnings thereon, shall forthwith be returned to Purchaser, provided that should Purchaser fail to give Seller such notice of termination on or before the Due Diligence Expiration Date, Purchaser's right to terminate as set forth in this Section 13.01 shall be deemed to be waived by Purchaser.

         13.02 TRUTH OF SELLER'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF SELLER'S OBLIGATIONS. The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, further subject to all material representations and warranties of Seller contained in this Agreement being true and correct at and as of the Closing Date and all material obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed. Upon failure of any condition precedent as set forth in this Section 13.02, Purchaser may, by written notice to Seller, elect at any time thereafter either to terminate this Agreement, provided that Purchaser is not itself in default, or, in the alternative, to seek specific performance of this Agreement. If this Agreement is terminated pursuant to this Section 13.02, the Deposit, and any earnings thereon, shall forthwith be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party and neither party shall have any further rights or obligations except as otherwise provided herein.

         13.03 PERFORMANCE OF PURCHASER'S OBLIGATIONS. The obligation of Seller to close the transaction contemplated hereby is, at Seller's option, subject to all material obligations of Purchaser, which were to have been performed on or before the Closing Date having been timely and duly performed. If any condition precedent to closing of Seller as set forth in this Section 13.03 has not been fulfilled and satisfied on or before the Closing Date, Seller may, by written notice to Purchaser, elect at any time thereafter to terminate this Agreement, provided that Seller is not itself in default, and if such termination is due to Purchaser's fault, Seller shall be entitled to retain the Deposit as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights which Seller may have hereunder, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party and neither party shall have any further rights or obligations hereunder except as otherwise provided herein.

                                  ARTICLE XIV
                                    CLOSING

         14.01 TIME AND PLACE. The transaction contemplated hereby shall close before 2:00 P.M. on the Closing Date at the offices of the Escrowee (the "Closing").

         14.02 SELLER'S DELIVERIES. On the Closing Date, Seller shall deposit in the escrow the following:

                  (i) The Deed;

                  (ii) Seller's assignment of the Licenses, as provided in
Section 2.01(b);

                  (iii) Seller's bill of sale as provided in Section 2.01(c);

                  (iv) Original executed counterparts of all Licenses assigned to Purchaser pursuant to Section 14.02(ii) above (or, in Purchaser's sole discretion where originals are unavailable, copies duly certified by Seller as being true, correct and complete copies of the originals);

                  (v) Seller's certificate dated as of the Closing Date confirming that the representations and warranties of Seller are true and correct as of the Closing Date;

                  (vi) An ALTA statement in form required by the Title Insurer;

                  (vii) An executed Affidavit in the form attached hereto as Exhibit F or a qualifying statement from the U.S. Treasury Department that the transaction is exempt from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder ("Section 1445A"); and

                  (viii) Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser to fully effect and consummate the transactions contemplated hereby.

         14.03 PURCHASER'S DELIVERIES. On the Closing Date, Purchaser shall deliver the following to Seller:

                  (i) An ALTA statement in form required by the Title Insurer;

                  (ii) The Purchase Price as provided in Section 3.01(b); and

                  (iii) Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Seller to fully effect and consummate the transaction contemplated hereby.

         14.04 CONCURRENT DELIVERIES. Seller and Purchaser shall jointly deposit in the escrow or deliver to each other at Closing: (i) an agreed proration statement and certificates complying with the provisions of state, county and local law applicable to the determination of transfer taxes; and (ii) the Lease.

         14.05 NEW YORK STYLE CLOSING. The transaction shall be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policy and the payment of the Purchase Price. Seller and Purchaser shall each pay 50% of the charges of the Title Insurer for such New York Style Closing.

         14.06 CONCURRENT TRANSACTIONS. All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

                                   ARTICLE XV
                                    NOTICES

         15.01 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective (i) upon receipt if delivered personally, (ii) one (1) Business Day after deposit with an overnight express courier, or (iii) three (3) Business Days after deposit in the mails if mailed, or (iv) the next Business Day following the date sent, if delivered via facsimile at the number set forth below, with a proof of transmission and a hard copy to follow by overnight service. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

         If to Purchaser, to:       CenterPoint Properties Trust
                                    1808 Swift Road
                                    Oak Brook, IL  60523
                                    Attn:  James Clewlow
                                    Facsimile:  630-586-9565

         With a copy to:            Weinberg Richmond LLP
                                    333 West Wacker Drive, Suite 1800
                                    Chicago, IL  60606
                                    Attn:  Mark Richmond
                                    Facsimile:  (312) 807-3903

         If to Seller, to:          Enesco Group, Inc.
                                    225 Windsor Drive
                                    Itasca, IL  60143
                                    Attn:  George R. Ditomassi
                                    Facsimile:  (630) 875-5846

         With a copy to:            Enesco Group, Inc.
                                    225 Windsor Drive
                                    Itasca, IL  60143
                                    Attn:  Law Dept.
                                    Facsimile:  (630) 875-8464

         With a further
         copy to:                   Burke, Warren, MacKay & Serritella, P.C.
                                    330 North Wabash Avenue, 22nd Floor
                                    Chicago, IL  60611
                                    Attn:  Douglas E. Wambach
                                    Facsimile:  (312) 840-7900

                                  ARTICLE XVI
                                  MISCELLANEOUS

         16.01 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

         16.02 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

         16.03 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.
16.04 INTERPRETATION.

                  (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof

                  (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

                  (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

                  (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

                  (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                  (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next Business Day. Otherwise all references herein to "days" shall mean calendar days.

                  (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (i) Time is of the essence of this Agreement.

         16.05 TAX APPEAL PROCEEDINGS. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to and including the tax fiscal year in which the Closing Date occurs. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Real Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction. Seller shall continue to process any pending appeals or protests with respect to the tax fiscal year in which the Closing Date occurs, and the net proceeds from any such proceedings, after payment of attorneys' fees shall be retained by Seller. The cost of all such tax appeals and protests shall be paid by Seller. The provision of this Section 16.05 shall survive Closing.

         16.06 ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing financial obligations under this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements.

         16.07 ASSIGNMENT. Purchaser's rights and obligations hereunder shall not be assignable without the prior written consent of Seller, in Seller's sole discretion except to an affiliate of Purchaser. Seller's rights and obligations hereunder shall not be assignable without the prior written consent of Purchaser.

         16.08 TAX DEFERRED EXCHANGE. At its option, Purchaser may assign its rights to purchase the Property pursuant to this Agreement to a Qualified Intermediary Trustee or Escrow Agent as those terms are defined in Treasury Regulations ss.1.1031(k)-1 or successor provisions (collectively, the "QUALIFIED INTERMEDIARY") for the purpose of conveying the Property pursuant to a transaction which qualifies as an Exchange of Property pursuant to the provisions of Section 1031 of the Internal Revenue Code (the "Code"). If Purchaser assigns its rights to purchase the Property pursuant to this Agreement to the Qualified Intermediary and Purchaser provides written notice of such assignment to Purchaser on or prior to the date of the Closing, Seller agrees to fully cooperate with Purchaser and with the Qualified Intermediary and to take all reasonable actions requested by the Qualified Intermediary or by Purchaser to assist Purchaser and the Qualified Intermediary in satisfying the requirements of Section 1031 of the Code, including satisfying any of Seller's obligations under this Agreement directly to the Qualified Intermediary. If Purchaser assigns its right to sell the Property pursuant to this Agreement to the Qualified Intermediary, the Qualified Intermediary will direct Seller to convey the Property to Qualified Intermediary on the date of Closing in accordance with the terms of this Agreement; provided, however, the Qualified Intermediary shall take such action as is necessary to allow Purchaser to execute and deliver the Lease at Closing, so that the Lease and the obligations of the landlord thereunder shall be valid, binding and enforceable against Purchaser. Simultaneously with the conveyance of the Property to Qualified Intermediary, Purchaser shall pay the Purchase Price to the Seller. Seller makes no representations and gives no warranties with respect to the tax effects of the proposed exchange transactions. Purchaser shall reimburse Seller for any closing costs incurred by Seller as a result of any exchange transaction arranged by Purchaser, which Seller would have otherwise not incurred but for Purchaser's structuring of the transaction as an exchange. Additionally, notwithstanding Purchaser's assignment of this Agreement to a Qualified Intermediary, Purchaser shall remain fully liable to Seller for the performance of all indemnities and other obligations hereunder and under no circumstances shall Seller take title to any replacement property for Purchaser and Purchaser shall not contractually obligate itself or Seller to do so.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures and is intended to be effective as of the latest such date.

                                    SELLER:

                                    ENESCO GROUP, INC., an Illinois corporation



                                    By:     /s/ Cynthia Passmore-McLaughlin
                                         ---------------------------------------
                                    Name:   Cynthia Passmore-McLaughlin
                                         ---------------------------------------
                                    Its:    President
                                         ---------------------------------------

                                    Dated:  December 10, 2004


                                    PURCHASER:

                                    CENTERPOINT PROPERTIES TRUST,
                                    a Maryland real estate investment trust


                                    By:     /s/ Paul T. Ahren
                                         ---------------------------------------
                                    Name:   Paul T. Ahren
                                         ---------------------------------------
                                    Its:    Chief Investment Officer
                                         ---------------------------------------

                                    By:     /s/ Michael A. Tortorici
                                         ---------------------------------------
                                    Name:   Michael A. Tortorici
                                         ---------------------------------------
                                    Its:    Vice President
                                         ---------------------------------------

                                    Dated:  December 10, 2004